                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          January 26, 2001
                                                 -------------------------------

                             COMMAND SYSTEMS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


     Delaware                       0-23797           06-1527672
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(State or Other Jurisdiction    (Commission         (IRS Employer
     of Incorporation)          File Number)        Identification No.)

       76 Batterson Park Road, Farmington, Connecticut                  06032
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         (Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code          (860) 409-2000
--------------------------------------------------------------------------------

                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)
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5.  Other Events

     On January 26, 2001, Command Systems, Inc. (the "Company"), ICICI Infotech Inc. ("ICICI") and ICICI Acquisition Corporation (a wholly-owned subsidiary of ICICI, "ICICI Acquisition") entered into an Agreement and Plan of Merger (the "Merger Agreement"). Under the Merger Agreement, ICICI will commence a cash tender offer (the "Offer") to purchase all of the outstanding shares of common stock, $.01 par value, of the Company for $5.00 per share as set forth in the joint press release, dated January 26, 2001, attached hereto as Exhibit 99.1 and which is incorporated herein by reference.

Item 7.  Exhibits.

     (c)  Exhibits.

     99.1 Press release, dated January 26, 2001.

     99.2 Agreement and Plan of Merger, dated as of January 26, 2001, among Command Systems, Inc., ICICI Infotech Inc. and ICICI Acquisition Corporation.

     99.3 Stock Tender Agreement, dated January 26, 2001, among ICICI Infotech Inc., ICICI Acquisition Corporation, PHL Global Holding Company and Edward G. Caputo.


                All other Items of this report are inapplicable.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              COMMAND SYSTEMS, INC.



Date: January 29, 2001        By: /s/ Stephen L. Willcox
                                  ----------------------------------
                                  Name: Stephen L. Willcox
                                  Title: Executive Vice President


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                                 EXHIBIT INDEX
                                 -------------


     99.1 Press release, dated January 26, 2001.

     99.2 Agreement and Plan of Merger, dated as of January 26, 2001, among Command Systems, Inc., ICICI Infotech Inc. and ICICI Acquisition Corporation.

     99.3 Stock Tender Agreement, dated January 26, 2001, among ICICI Infotech Inc., ICICI Acquisition Corporation, PHL Global Holding Company and Edward G. Caputo.

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